UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2024

Unusual Machines, Inc.

(Exact name of registrant as specified in its charter)

Puerto Rico	333-270519	66-0927642
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

151 Calle De San Francisco Suite 200 PMB 2106
San Juan, Puerto Rico	00901-1607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 383-8983

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01	UMAC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 16, 2024 (the “Closing Date”), Unusual Machines, Inc. (the “Company”) acquired 100% of the equity of Fat Shark Holdings Ltd (“Fat Shark”) and Rotor Riot LLC (“Rotor Riot”) from Red Cat Holdings, Inc. (“Red Cat”) in exchange for $20 million (the “Purchase Price”) comprised of (i) $1.0 million in cash, (ii) a $2.0 million promissory note (the “Note”) issued by the Company to Red Cat on the Closing Date, and (iii) $17.0 million of the Company’s common stock or 4,250,000 shares of common stock issued by the Company on the Closing Date. See the next page for information on certain registration rights we granted to Red Cat. On the Closing Date, Red Cat also executed a lock-up agreement effective for 180 days following the Closing Date, or such lesser period as may be agreed upon by the managing underwriter of the Company’s initial public offering and Red Cat under which Red Cat agreed not to transfer or sell any of its 4,250,000 shares of our common stock during such period, subject to certain exceptions. The Company’s initial public offering was also consummated on the Closing Date. As a result of the Company’s issuance of the 4,250,000 shares of common stock to Red Cat, Red Cat owns 48.66% of the Company’s common stock as of the Closing Date.

The Company, Red Cat, and Jeffrey Thompson, Chief Executive Officer of Red Cat and a director of the Company, (the “Thompson”) had previously entered into a Share Purchase Agreement dated November 21, 2022 (as amended, the “Purchase Agreement”). The Purchase Agreement contained, among other terms, the terms and conditions required to consummate the acquisitions and contained customary representations and warranties.

On the Closing Date, the parties to the Purchase Agreement agreed to defer the requirement to provide the Estimated Working Capital Statement (as defined in the Purchase Agreement) and the calculations of the Estimated Working Capital (as defined in the Purchase Agreement), and as applicable, the Estimated Working Capital Excess Amount (as defined in the Purchase Agreement) or the Estimated Working Capital Deficiency Amount (as defined in the Purchase Agreement) required by Section 2.04(a) of the Purchase Agreement. Rather, the parties agreed that their respective financial teams will deliver estimated or agreed upon actual calculations of the foregoing (based on the book value of physical inventory and fair value of any transition inventory in accordance with Generally Accepted Accounting Principles) on or before May 17, 2024 (the “Calculation Date”). Any disputes with respect to any calculations including the failure to agree on such calculations by the Calculation Date (unless the Parties shall agree to an extension of the Calculation Date in writing) shall be resolved by an Independent Accounting Firm and the mechanics set forth in Section 2.04(c) of Purchase Agreement. No payments or adjustments related to Working Capital was made on the Closing Date. In the event that after determining the actual Working Capital calculation, any actual Working Capital Excess Amount, at Red Cat’s option, will be paid in cash or will increase the principal amount of the Note and any actual Working Capital Deficiency Amount will, at Red Cat’s option, will be paid in cash or will reduce the principal amount of the Promissory Note dollar for dollar.

The Note bears interest at 8%. Interest is payable monthly in arrears on the 15th day of each month commencing on the next month following the original issue date of the Note. The principal amount of the note is payable in a lump sum on the 18 month anniversary of Closing Date. In the event of a qualified financing of debt or equity where the Company receives net proceeds of $5.0 million in one or more related transactions, Red Cat may require the Company to repay the Note with accrued interest thereon in cash. Upon an event of default, Red Cat may require the Company to convert the Note into shares of our common stock, subject to beneficial ownership limitations set forth in the Note, at a conversion price equal to an amount of the 10 day average VWAP (as defined in the Note) prior to the conversion date.

In addition, the Company executed a Registration Rights Agreement pursuant to which the Company agreed to use its best efforts to prepare and file a registration statement with respect to 500,000 shares of its common stock which were issued to Red Cat as part of the Purchase Price, and to cause such registration statement to be filed within 120 days and declared effective within 180 days of closing.

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On the Closing Date, Thompson’s executed a Lock-up Agreement effective for 180 days following the Closing Date (the “Lock-up Period”) with respect to all of his shares of common stock that he held on the Closing Date. In addition, Thompson agreed that upon the expiration of the Lock-Up Period, 125,000 shares of the Company’s common stock (the “Security Shares”) shall remain locked-up subject to his Lock-Up Agreement for an additional 90 days, or for such longer period until there is a Settled Claim (as defined in the Lock-up Agreement”) or resolution of a Disputed Claim (each as defined in the Lock-up Agreement) to provide security for Red Cat’s and Thompson’s indemnification obligations to the Company pursuant to the Purchase Agreement.

On the Closing Date, the Company entered into a Non-Compete Agreement in favor of Red Cat whereby for a period commencing with the Closing Date continuing for a period of five years (the “Restricted Period”), the Restricted Parties (as defined in the Non-Compete Agreement) agreed to restrict its activities and agreed not to design, manufacture, market, import, build or sell any Group 1 or Group 2 UAV drone (as defined in the Non-Compete Agreement) to customers which are a Governmental Authority (as defined in the Non-Compete Agreement) and/or any third-party intermediary to customers which are a Governmental Authority, without the prior written consent of Red Cat. Dr. Allan Evans, the Company’s Chief Executive Officer, also executed and delivered a similar Non-Compete Agreement with a 12 month Restricted Period.

The Company’s Non-Compete Agreement also provided that the Company shall be entitled to be paid 10% of net collected revenue as and when collected for sales made by Teal Drones Inc. or any successor or affiliated company of Teal (“Teal”) referred by the Company (a “UMAC Referral”) for sales of Group 1 or Group 2 UAV drones to a Government Authority not previously in contact with Teal and the Company is obligated to refer all such opportunities to Teal during its Restricted Period. Such referral fees shall be payable to the Company after the expiration of the Restricted Period if Teal continues to sell Group 1 UAV or Group 2 UAV drones to a third party that was a UMAC Referral.

The foregoing descriptions of the Purchase Agreement, the Note, and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement (as its related amendments) which are incorporated by reference as Exhibits 10.1 through 10.5, respectively to this Current Report, the full text of the Note which is incorporated by reference as Exhibit 4.1 to this Current Report, the full text of the Registration Rights Agreement which is incorporated by reference as Exhibit 10.6 to this Current Report, the full text of Thompson’s Lock-up Agreement which is incorporated by reference as Exhibit 10.7 to this Current Report, the full text of the Company’s Non-Compete Agreement which is incorporated by reference as Exhibit 10.8 to this Current Report, and the full text of the Allan Evans’s Non-Compete Agreement which is filed as Exhibit 10.9 to this Current Report, all of which are incorporated herein by reference.

Item 8.01. Other Events.

On February 22, 2024, the Company issued a press release announcing that it had consummated the acquisitions described in Item 2.01 of this Current Report. The Company’s press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits

		Incorporated by Reference
Exhibit #	Exhibit Description	Form	Date	Number	Filed or Furnished Herewith
4.1	Form of Promissory Note	S-1/A	12/15/2023	4.3
10.1	Share Purchase Agreement+	S-1	03/14/2023	10.1
10.2	Amended and Restated Amendment No. 1 to Share Purchase Agreement	S-1/A	05/03/2023	10.2
10.3	Amendment No. 2 to Share Purchase Agreement	S-1/A	08/07/2023	10.3
10.4	Amendment No. 3 to Share Purchase Agreement	S-1/A	09/19/2023	10.4
10.5	Amendment No. 4 to Share Purchase Agreement	S-1/A	12/15/2023	10.5
10.6	Revised Form of Registration Rights Agreement	S-1/A	12/15/2023	10.6
10.7	Form of Lock-up Agreement – Jeffrey Thompson	S-1/A	02/01/2024	10.15
10.8	Form of Non-Compete Agreement	S-1/A	08/07/2023	10.8
10.9	Allan Evans Non-Compete Agreement				Filed Herewith
99.1	Press Release Dated February 22, 2024				Filed Herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unusual Machines, Inc.

Date: February 22, 2024	By:	/s/ Allan Evans
	Name:	Allan Evans
	Title:	Chief Financial Officer

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